CARMAX REPORTS FOURTH QUARTER AND
                       ---------------------------------
                            FISCAL YEAR 2005 RESULTS;
                            -------------------------

                     Releases Fiscal Year 2006 Expectations
                     --------------------------------------



Richmond, Va., March 30, 2005 - CarMax, Inc. (NYSE: KMX) today reported results for the fourth quarter and fiscal year ended February 28, 2005.

 o For the quarter, net earnings increased 32% to $29.7 million, or 28 cents per share, compared with $22.5 million, or 21 cents per share, reported in the fourth quarter of fiscal 2004.

 o For the year, net earnings were $112.9 million, or $1.07 per share, a 3% decrease compared with $116.5 million, or $1.10 per share, earned in fiscal 2004.

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Sales Components
----------------
                                              Three Months Ended                    Fiscal Years Ended
(In millions)                                February 28 or 29 (1)                 February 28 or 29 (1)
-------------                             ----------------------------          -----------------------------
                                          2005        2004      Change          2005        2004       Change
                                          ----        ----      ------          ----        ----       ------
Used vehicle sales.................    $1,098.5     $ 844.0      30.2%       $3,997.2    $3,470.6       15.2%
New vehicle sales..................       103.6       116.7     (11.3)%         492.1       515.4       (4.5)%
Wholesale vehicle sales............       148.0       115.5      28.2%          589.7       440.6       33.8%
Other sales and revenues (2).......        46.0        40.7      13.0%          181.3       171.1        5.9%
                                       --------     -------                  --------    --------
Net sales and operating
    revenues.......................    $1,396.1    $1,116.9      25.0%       $5,260.3    $4,597.7       14.4%
                                       ========    ========                  ========    ========


(1)  Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.
(2)  Other sales and revenues include extended service plan revenues, service department sales, third-party finance fees, and appraisal purchase processing fees. The use of appraisal purchase processing fees was phased out during the second quarter of fiscal 2004.





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CarMax, Inc.
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Retail Vehicle Sales Changes
----------------------------

                                                Three Months Ended                  Fiscal Years Ended
                                                 February 28 or 29                  February 28 or 29
                                           ------------------------------      -----------------------------
                                                 2005           2004                2005           2004
                                                 ----           ----                ----           ----
Comparable store vehicle sales:
-------------------------------
  Used vehicle units..................           12 %            5 %                 1 %            6 %
  New vehicle units...................           (2)%            3 %                 8 %           (1)%
      Total units.....................           11 %            5 %                 1 %            5 %

  Used vehicle dollars................           14 %            9 %                 3 %            7 %
  New vehicle dollars.................           (2)%            7 %                 8 %            1 %
      Total dollars...................           13 %            9 %                 3 %            6 %

Total vehicle sales:
--------------------
  Used vehicle units..................           27 %           17 %                13 %           18 %
  New vehicle units...................          (12)%           (5)%                (5)%           (3)%
      Total units.....................           24 %           15 %                11 %           16 %

  Used vehicle dollars................           30 %           21 %                15 %           19 %
  New vehicle dollars.................          (11)%           (1)%                (5)%           (1)%
      Total dollars...................           25 %           18 %                13 %           16 %


Earnings Highlights
-------------------

                                             Three Months Ended                     Fiscal Years Ended
(In millions except per share data)           February 28 or 29                      February 28 or 29
                                     ------------------------------------   ------------------------------------
                                         2005        2004      Change           2005       2004        Change
                                         ----        ----      ------           ----       ----        ------
Net earnings.......................     $29.7       $22.5       31.8%         $112.9      $116.5       (3.0)%
Diluted weighted average shares
    outstanding....................     106.1       105.9        0.2%          105.8       105.6        0.1 %
Net earnings per share ............     $0.28       $0.21       33.3%          $1.07       $1.10       (2.7)%


Selected Operating Ratios
-------------------------

                                             Three Months Ended                     Fiscal Years Ended
(In millions)                                 February 28 or 29                      February 28 or 29
                                     ------------------------------------   ------------------------------------
                                        2005     % (1)    2004    % (1)        2005     % (1)    2004     % (1)
                                        ----     -----    ----    -----        ----     -----    ----     -----

Net sales and operating revenues..... $1,396.1  100.0%  $1,116.9 100.0%      $5,260.3  100.0%  $4,597.7  100.0%
Gross profit......................... $  174.3   12.5%  $  133.8  12.0%      $  650.2   12.4%  $  570.9   12.4%
CarMax Auto Finance income........... $   19.7    1.4%  $   18.9   1.7%      $   82.7    1.6%  $   85.0    1.8%
Selling, general, and administrative
   expenses.......................... $  144.0   10.3%  $  117.8  10.5%      $  546.6   10.4%  $  468.4   10.2%
Operating profit (EBIT) (2) ......... $   49.9    3.6%  $   36.4   3.3%      $  186.9    3.6%  $  189.8    4.1%
Net earnings......................... $   29.7    2.1%  $   22.5   2.0%      $  112.9    2.1%  $  116.5    2.5%


(1) Calculated as the ratio of the applicable amount to net sales and operating revenues.
(2) Operating profit equals earnings before interest and income taxes.


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CarMax, Inc.
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Gross Profit Margin
-------------------

                                                      Three Months Ended                           Fiscal Years Ended
                                                      February 28 or 29                             February 28 or 29
                                             -------------------------------------         ------------------------------------
                                                  2005                2004                     2005                2004
                                                  ----                ----                     ----                ----
                                            % (1)  $ / unit (2)  % (1)  $ / unit (2)     % (1)  $ / unit (2)   % (1)  $ / unit (2)
                                            -----  ------------  -----  ------------     -----  ------------   -----  ------------

Used vehicle gross profit margin..........  11.4%     $1,794     11.0%     $1,705        11.5%     $1,817      11.3%     $1,742
New vehicle gross profit margin...........   3.4%     $  832      3.0%     $  724         3.6%     $  860       3.7%     $  872
Total retail vehicle gross profit margin..  10.7%     $1,739     10.0%     $1,625        10.6%     $1,745      10.3%     $1,666

Wholesale vehicle gross profit margin.....  14.7%     $  579     11.9%     $  432        12.2%     $  464      10.4%     $  359

Other gross profit margin.................  52.8%     $  329     57.7%     $  395        55.3%     $  366      67.7%     $  472

Total gross profit margin.................  12.5%     $2,363     12.0%     $2,253        12.4%     $2,375      12.4%     $2,323

(1)  Calculated as a percentage of its respective sales or revenue.
(2)  Calculated as category gross profit dollars divided by the respective units sold, except the other and the total categories, which are divided by total retail units sold.

Business Performance Review
---------------------------

Sales and Earnings. "We were very encouraged by the way our business rebounded
------------------
in the fourth quarter," said Austin Ligon, president and chief executive officer. "The strong fourth quarter sales growth was reflected in our fourth quarter earnings, with earnings up 32% on a 25% increase in revenues, even though store bonus payouts were higher than planned. Our superstores just kept beating their bonus targets, even as we continued to raise the targets in response to the improving sales trends. The rebound in sales and earnings growth also reinforced our belief that the softness we experienced in the first half of the fiscal year was due to external market factors, not to store execution issues. When traffic levels increased in the latter half of the year, so did our sales. Based on our confidence in our business model, we continued our planned store growth, opening nine superstores during the year, an 18% increase to our superstore base. Both our established and our newer stores in all our regions have shown renewed sales strength."

Margins. "Our used vehicle gross profit dollars per unit were within our range
-------
of expectations for the quarter," Ligon said. "For the year, we were able to reach our gross profit dollar targets for used vehicles despite disappointing first-half sales. In the fourth quarter, wholesale margins increased significantly, as is typical in the fourth quarter. Fourth quarter margins in other sales and revenues declined reflecting primarily the approximately 5% incremental increase in sales financed by DRIVE, our new subprime finance provider." DRIVE purchases subprime retail installment contracts at a discount. This discount is reflected in the CarMax income statement as an offset to the fees received from third-party providers of prime and nonprime auto financing.

CarMax Auto Finance. "CAF income was up modestly in the fourth quarter, as the
-------------------
benefit of the growth in our originations and managed receivables more than offset the decrease in the gain spread," said Ligon. "The gain spread, which represents the difference between average interest rates charged customers and our cost of funds, declined to 3.7% in this year's fourth quarter from 4.5% in last year's fourth quarter. For the year, CAF income was 3% below last year's level, reflecting the decline in the gain spread to 3.8% in fiscal 2005 from 4.7% in fiscal 2004. Throughout fiscal 2005, CAF income comparisons were challenged by an environment where our funding costs rose more rapidly than consumer finance rates."

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CarMax, Inc.
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SG&A. "Our strong sales generated modest expense leverage in the quarter, with
----
the SG&A ratio declining to 10.3% compared with 10.5% in last year's fourth quarter," said Ligon. "We generated positive leverage despite both the higher-than-expected store unit bonuses and the growing proportion of our store base that is comprised of stores not yet at base maturity. For the year, the expense ratio was 10.4% this year versus 10.2% last year."

Accounting for Leases
---------------------

In February, the Securities and Exchange Commission issued a letter to the American Institute of Certified Public Accountants addressing certain accounting issues and their application to generally accepted accounting principles relating to operating leases. The company has reviewed its accounting practices relative to leases and recorded cumulative adjustments amounting to $1.5 million, or 1 cent per share, as expenses in its consolidated statement of earnings in the fourth quarter of fiscal 2005. The company's consolidated balance sheets include reclassifications related to these non-cash adjustments. The cumulative impact of these adjustments is immaterial to the company's financial statements for fiscal 2005 and all prior periods presented.

Fiscal 2006 Expectations
------------------------

Fiscal 2006 Comparable Store Used Unit Growth. "Assuming continuing healthy
---------------------------------------------
sales performance, we currently anticipate comp store used unit growth for fiscal 2006 in the range of 5 to 9%," said Ligon. "Comp growth should be stronger in the first half of the year simply because of the easier first half comparisons with last year. We are mindful that some of the factors that may have played a role in the weakness experienced last spring and summer are at play in the marketplace today: gas prices are rising once again; interest rates continue to increase; wholesale prices are again rising in the spring more than historical norms would indicate; and domestic auto manufacturers are struggling, which makes their incentive behavior difficult to anticipate. We are hopeful that these factors will not cause undue disruption in our market environment."

Fiscal 2006 Earnings Per Share. "We currently expect fiscal 2006 earnings per
------------------------------
share in the range of $1.20 to $1.30," Ligon said. "We expect CAF income to increase only slightly from the fiscal 2005 level, as projected continuing interest rate increases will likely cause our cost of funds to once again rise more rapidly than consumer rates. Consequently, we expect CAF's gain spread for fiscal 2006 to be slightly below the normalized range of 3.5 to 4.5%. Our earnings expectations also reflect the rollout of marketwide advertising in Los Angeles for the first time as we open our fifth L.A. store. Finally, we expect between $2 million and $3 million in incremental costs related to separating our data center operation from Circuit City - the last cost expected to be added as a result of our separation from Circuit City. As a consequence of these higher costs, we would expect to see modest SG&A leverage if we are at the upper end of our expected comp unit growth range. We currently expect our tax rate in fiscal 2006 to be approximately 38.4%."

First Quarter Fiscal 2006 Comparable Store Used Unit Growth. "We now expect comp
-----------------------------------------------------------
store used unit growth in the first quarter to be in the range of 9 to 12%," said Ligon. "Our sales trends thus far in the quarter have been healthy." In the first quarter of fiscal 2005, CarMax reported comparable store used unit performance of -3%.

First Quarter Fiscal 2006 Earnings Per Share. "The cost pressures cited in our
--------------------------------------------
expectations for full year earnings - especially the grand opening advertising in L.A. - will put pressure on our first quarter, so we expect first quarter EPS

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CarMax, Inc.
Page 5 of 9

in the range of 35 to 38 cents," Ligon said. "In addition, we expect CAF's gain spread in the first quarter to be roughly 3.25%, compared with 3.8% in the first quarter of fiscal 2005." CarMax reported earnings per share of 33 cents in the first quarter of fiscal 2005.

Accounting for Stock-Based Compensation
---------------------------------------

CarMax plans to adopt SFAS 123R, "Share-Based Payment," which modifies SFAS 123, "Accounting for Stock-Based Compensation," in the third quarter of fiscal 2006, ending November 30, 2005. This revised accounting standard requires that all stock-based compensation, including grants of employee stock options, be accounted for using a fair-value-based method and recorded as a charge to earnings. The company is still in the process of determining the effect of adopting SFAS 123R, and therefore earnings estimates provided for fiscal 2006 do not include any potential impact from the adoption of this new standard.

Planned First Quarter Fiscal 2006 Earnings Release Date
-------------------------------------------------------

As previously announced, beginning with the first quarter of fiscal 2006, ending May 31, 2005, the company plans to issue one financial release per quarter covering sales and earnings performance and will cease issuing a separate sales release. The company currently plans to release first quarter results on Monday, June 20, 2005, before the opening of the New York Stock Exchange, and plans to host a conference call at 8:00 a.m. on that date.

Conference Call Information
---------------------------

CarMax will host a conference call for investors at 9:00 a.m. Eastern time today, March 30, 2005. Domestic investors may access the call at 1-888-298-3261 (conference I.D.: 3420488). International investors should dial 1-706-679-7457 (conference I.D.: 3420488). A live webcast of the call will be available on the company's investor information home page at http://investor.carmax.com or at www.streetevents.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern time on March 30, 2005, and will run through midnight, April 7, 2005. Domestic investors may access the recording at 1-800-642-1687
(conference I.D.: 3420488) and international investors at 1-706-645-9291 (conference I.D.: 3420488). A replay of the call also will be available on the company's investor information home page or at www.streetevents.com.

About CarMax
------------

CarMax, a Fortune 500 company and one of the Fortune 2005 "100 Best Companies to Work For," is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 59 used car superstores in 27 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended February 28, 2005, the company retailed 253,168 used cars, which is 92 percent of the total 273,804 vehicles the company retailed during that period. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements contained herein regarding the

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CarMax, Inc.
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company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.


Contacts:
---------
Investors and Financial Media:
         Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591
         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
         Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594 Trina Lee, Public Relations Manager, (804) 747-0422, ext. 4197











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                                             CARMAX, INC. AND SUBSIDIARIES
                                             -----------------------------
                                          CONSOLIDATED STATEMENTS OF EARNINGS
                                          -----------------------------------
                                      (Amounts in thousands except per share data)


                                          Three Months Ended                             Years Ended
                                           February 28 or 29                          February 28 or 29
                               ----------------------------------------   -----------------------------------------
                                   2005      %(1)      2004       %(1)        2005       %(1)      2004      %(1)
                               ---------  -------   ---------   -------   ---------   -------   ---------   -------

Sales and operating revenues:
    Used vehicle sales          $1,098,461    78.7   $ 843,995     75.6    $3,997,218     76.0  $3,470,615    75.5
    New vehicle sales              103,573     7.4     116,703     10.4       492,054      9.4     515,383    11.2
    Wholesale vehicle sales        148,046    10.6     115,491     10.3       589,704     11.2     440,571     9.6
    Other sales and revenues        45,974     3.3      40,676      3.6       181,286      3.4     171,122     3.7
                                ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net sales and operating revenues 1,396,054   100.0   1,116,865    100.0     5,260,262    100.0   4,597,691   100.0

Cost of sales                    1,221,734    87.5     983,095     88.0     4,610,066     87.6   4,026,803    87.6
                                ----------   -----   ---------    -----     ---------    -----   ---------    ----
Gross profit                       174,320    12.5     133,770     12.0       650,196     12.4     570,888    12.4
CarMax Auto Finance income          19,657     1.4      18,889      1.7        82,656      1.6      84,963     1.8
Selling, general, and
   administrative expenses         143,992    10.3     117,825     10.5       546,577     10.4     468,374    10.2
Gain (loss) on franchise
   dispositions, net                  (48)      --       1,580      0.1           633       --       2,327     0.1
Interest expense                     1,990     0.1          --       --         2,806      0.1       1,137      --
Interest income                        127      --         215       --           421       --         683      --
                                ----------   -----    --------    -----     ---------    -----   ---------    ----
Earnings before income taxes        48,074     3.4      36,629      3.3       184,523      3.5     189,350     4.1
Provision for income taxes          18,380     1.3      14,103      1.3        71,595      1.4      72,900     1.6
                                ----------   -----   ---------    -----    ----------    -----   ---------    ----
Net earnings                    $   29,694     2.1   $  22,526      2.0    $  112,928      2.1   $ 116,450     2.5
                                ==========   =====   =========    =====    ==========    =====   =========    ====

Weighted average common shares:
    Basic                          104,212             103,730                104,036              103,503
                                ==========           =========             ==========            =========
    Diluted                        106,101             105,935                105,779              105,628
                                ==========           =========             ==========            =========


Net earnings per share:
    Basic                       $     0.28           $    0.22             $     1.09            $    1.13
                                ==========           =========             ==========            =========
    Diluted                     $     0.28           $    0.21             $     1.07            $    1.10
                                ==========           =========             ==========            =========


(1) Percents are calculated as a percentage of net sales and operating revenues and may not equal totals due to rounding.




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                                              CARMAX, INC. AND SUBSIDIARIES
                                              -----------------------------
                                               CONSOLIDATED BALANCE SHEETS
                                               ---------------------------
                                                 (Amounts in thousands)


                                                                         At February 28 or 29
                                                                    2005                       2004
                                                                -----------                 ----------
ASSETS
------
Current assets:
Cash and cash equivalents                                      $    29,099               $     61,643
Accounts receivable, net                                            76,167                     72,358
Automobile loan receivables held for sale                           22,152                     18,781
Retained interests in securitized receivables                      147,963                    145,988
Inventory                                                          576,567                    466,061
Prepaid expenses and other current assets                           13,008                      8,650
                                                               -----------               ------------

Total current assets                                               864,956                    773,481

Property and equipment, net                                        406,301                    251,459
Deferred income taxes                                                    -                        185
Other assets                                                        21,756                     22,762
                                                               -----------               ------------

TOTAL ASSETS                                                   $ 1,293,013               $  1,047,887
                                                               ===========               ============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
Accounts payable                                               $   170,646               $    145,517
Accrued expenses and other current liabilities                      65,664                     55,674
Accrued income taxes                                                 1,179                      4,050
Deferred income taxes                                               26,315                     32,711
Short-term debt                                                     65,197                      4,446
Current installments of long-term debt                                 330                          -
                                                               -----------               ------------

Total current liabilities                                          329,331                    242,398

Long-term debt, excluding current installments                     128,419                    100,000
Deferred revenue and other liabilities                              29,260                     24,736
Deferred income taxes                                                5,027                          -
                                                               -----------               ------------

TOTAL LIABILITIES                                                  492,037                    367,134

SHAREHOLDERS' EQUITY                                               800,976                    680,753
                                                               -----------               ------------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                                            $1,293,013               $  1,047,887
                                                                ==========               ============



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                                         CARMAX, INC. AND SUBSIDIARIES
                                         -----------------------------
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     -------------------------------------
                                            (Amounts in thousands)

                                                                                   Years Ended
                                                                                February 28 or 29
                                                                           2005                  2004
                                                                        ----------            ----------
Operating Activities:
---------------------
Net earnings                                                            $ 112,928             $ 116,450
Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation and amortization                                          20,145                16,181
    Amortization of restricted stock awards                                   108                   122
    Gain on disposition of assets                                          (1,486)               (1,462)
    Provision for deferred income taxes                                    (1,184)               (1,298)
    Changes in operating assets and liabilities:
       Increase in accounts receivable, net                                (3,809)              (15,909)
       Increase in automobile loan receivables held for sale               (3,371)              (15,202)
       Increase in retained interests in securitized receivables           (1,975)              (10,972)
       (Increase) decrease in inventory                                  (110,506)                  389
       (Increase) decrease in prepaid expenses and other
          current assets                                                   (4,358)                3,986
       Decrease in other assets                                                42                 4,647
       Increase in accounts payable, accrued expenses and
          other current liabilities, and accrued income taxes              35,876                48,570
       Increase in deferred revenue and other liabilities                   2,326                 2,962
                                                                        ----------            ----------
Net cash provided by operating activities                                  44,736               148,464
                                                                        ----------            ----------

Investing Activities:
---------------------
Purchases of property and equipment                                      (230,080)             (181,338)
Proceeds from sales of assets                                              88,999               107,493
                                                                        ----------            ----------
Net cash used in investing activities                                    (141,081)              (73,845)
                                                                        ----------            ----------

Financing Activities:
---------------------
Increase (decrease) in short-term debt, net                                60,751               (51,605)
Payments on long-term debt                                                   (509)                    -
Equity issuances, net                                                       3,559                 4,014
                                                                        ----------            ----------
Net cash provided by (used in) financing activities                        63,801               (47,591)
                                                                        ----------            ----------

(Decrease) increase in cash and cash equivalents                          (32,544)               27,028
Cash and cash equivalents at beginning of year                             61,643                34,615
                                                                        ----------            ----------
Cash and cash equivalents at end of year                                 $ 29,099             $  61,643
                                                                        ==========            ==========



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